Investor Presentation First Quarter 2022 Richard P. Smith, President & Chief Executive Officer John S. Fleshood, EVP & Chief Operating Officer Peter G. Wiese, EVP & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement Investor Presentation | First Quarter 20222 The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There can be no assurance that future developments affecting us will be the same as those anticipated by management. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations on the Company's business condition and financial operating results; the impact of changes in financial services policies, laws and regulations; technological changes; weather, natural disasters and other catastrophic events that may or may not be caused by climate change and their effects on economic and business environments in which the Company operates; the continuing adverse impact on the U.S. economy, including the markets in which we operate due to the COVID-19 global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on the economic recovery and our business; the impacts of international hostilities or geopolitical events; the costs or effects of mergers, acquisitions or dispositions we may make, whether we are able to obtain any required governmental approvals in connection with any such mergers, acquisitions or dispositions, and/or our ability to realize the contemplated financial business benefits associated with any such activities; the regulatory and financial impacts associated with exceeding $10 billion in total assets; the ability to execute our business plan in new lending markets; the future operating or financial performance of the Company, including our outlook for future growth and changes in the level of our nonperforming assets and charge-offs; the appropriateness of the allowance for credit losses, including the timing and effects of the implementation of the current expected credit losses model; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; our ability to attract and maintain deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; our noninterest expense and the efficiency ratio; competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers including retail businesses and technology companies; the challenges of integrating and retaining key employees; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks and the cost to defend against such attacks; change to U.S. tax policies, including our effective income tax rate; the effect of a fall in stock market prices on our brokerage and wealth management businesses; the discontinuation of the London Interbank Offered Rate and other reference rates; and our ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, which has been filed with the Securities and Exchange Commission (the “SEC”) and are available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results. We undertake no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Presentation | First Quarter 20223 • Most Recent Quarter Recap • Company Overview • Lending Overview • Deposit Overview • Financials Agenda

Most Recent Quarter Highlights Investor Presentation | First Quarter 20224 Consistent Profitability • Pre-tax pre-provision ROAA and ROAE were 1.69% and 14.70%, respectively, for the quarter ended March 31, 2022, and 2.13% and 17.65%, respectively, for the same quarter in the prior year • Our efficiency ratio was 56.0% for the quarter ended March 31, 2022, compared to 54.1% and 50.4% for the quarters ended 12/31/2021 and 3/31/2021, respectively • Adjusted for merger related expenses totaling $4.03 million in the quarter, pre-tax pre-provision ROAA would have been 1.88% and efficiency ratio would have been 51.1% Growth to Drive Results • Organic non-PPP net loan growth was $187.9 million, a 15.5% annualized increase over the trailing quarter, non-PPP loan growth over the trailing twelve months was $437.3 million or 9.5% • Recently opened Southern California commercial banking centers contributed $23.4 million and $62.0 million in net loan growth for the three and twelve months ended March 31, 2022 • The merger with Valley Republic Bancorp (VRB) was completed on March 25, 2022, adding $773 million in loans and $1.215 billion in deposits Net Interest Income and Margin • Net interest margin (FTE) of 3.39%, compared to 3.50% in the prior quarter, was influenced by declining income recognition from PPP loans, as well as a continued highly competitive lending environment • The investment securities portfolio experienced growth in both volume and yield (FTE) which increased 20 basis points to 1.89% during the quarter • Net interest margin, less the effect of acquired loan discount accretion and PPP yields (non-GAAP), on a tax equivalent basis was 3.29%, an increase of 4 basis points from 3.25% in the trailing quarter Credit Quality • The allowance for credit losses to total loans was 1.64% as of March 31, 2022, compared to 1.74% as of the trailing quarter end, and 1.73% as of March 31, 2021 • Purchase credit deteriorated loans (PCD) from VRB totaled $68.5 million and included $2.04 million in ACL • Nonperforming assets were reduced by $15.9 million or 48.4% to $17.0 million Diverse Deposit Base • Non-interest-bearing deposits comprise 41.1% of total deposits • Following the merger, TCBK ranks in the top 5 in deposit market share in 14 of the 31 counties in which we operate Capital Strategies • Consistent quarterly dividend payments with a history of periodic increases • Share repurchase program with demonstrated utilization was reactivated after the VRB merger close • Strength in core earnings is key to self-financed and self-funded growth

Company Overview Investor Presentation | First Quarter 20225 Nasdaq: TCBK Headquarters: Chico, California Stock Price*: $40.03 Market Cap.: $1.4 Billion Asset Size: $10.1 Billion Loans: $5.9 Billion Deposits: $8.7 Billion Bank Branches: 72 ATMs: 86 Bank ATMs, with access to over 37,000 network ATMs Market Area: TriCo currently serves 31 counties throughout California. * As of close of business March 31, 2022

Executive Team 6 Rick Smith President & CEO TriCo since 1993 John Fleshood EVP Chief Operating Officer TriCo since 2016 Dan Bailey EVP Chief Banking Officer TriCo since 2007 Craig Carney EVP Chief Credit Officer TriCo since 1996 Peter Wiese EVP Chief Financial Officer TriCo since 2018 Judi Giem SVP Chief HR Officer TriCo since 2020 Greg Gehlmann SVP General Counsel TriCo since 2017

Positive Earnings Track Record



$36
$32
$28
$24
$20
$16
$12
$8
$4
$0
Earnings (in Millions)
$1.20
$0.80
$0.40
$0.00
Qtrly EPS (diluted)

	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22
Net Income ($MM)	$13.9	$15.0	$16.2	$23.2	$22.7	$23.1	$23.4	$22.9	$16.1	$7.4	$17.6	$23.6	$33.6	$28.4	$27.4	$28.2	$20.4
Qtrly Diluted EPS	$0.60	$0.65	$0.53	$0.76	$0.74	$0.75	$0.76	$0.75	$0.53	$0.25	$0.59	$0.79	$1.13	$0.95	$0.92	$0.94	$0.67

7 Investor Presentation | First Quarter 2022

tricobancshares

Shareholder Returns Investor Presentation | First Quarter 20228 Dividends per Share: 10.6% CAGR* Dividends as % of Earnings Return on Avg. Shareholder Equity Diluted EPS $0.15 $0.15 $0.17 $0.19 $0.22 $0.25 $0.25 $0.15 $0.17 $0.17 $0.19 $0.22 $0.25 $0.15 $0.17 $0.17 $0.22 $0.22 $0.25 $0.15 $0.17 $0.19 $0.22 $0.22 $0.25 $0.60 $0.66 $0.70 $0.82 $0.88 $1.00 $0.00 $0.25 $0.50 $0.75 $1.00 $1.25 2016 2017 2018 2019 2020 2021 2022 Q1 Q2 Q3 Q4 9.47% 8.10% 10.75% 10.49% 7.18% 12.10% 8.19% 2016 2017 2018 2019 2020 2021 2022 31% 37% 27% 27% 41% 25% 36% 2016 2017 2018 2019 2020 2021 2022 $0.46 $0.52 $0.60 $0.74 $0.53 $1.13 $0.67 $0.41 $0.58 $0.65 $0.75 $0.25 $0.95 $0.53 $0.51 $0.53 $0.76 $0.59 $0.92 $0.54 $0.76 $0.75 $0.79 $0.94 $1.94 $1.74 $2.54 $3.00 $2.16 $3.94 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 2016 2017 2018 2019 2020 2021 2022 Q1 Q2 Q3 Q4

$2.2 $2.2 $2.6 $2.6 $2.7 $3.9 $4.2 $4.5 $4.8 $6.4 $6.5 $7.6 $8.6 $10.1 11.71 11.62 12.49 13.30 14.59 15.31 16.81 17.77 19.01 18.97 21.69 23.09 25.80 23.04 $0.00 $4.00 $8.00 $12.00 $16.00 $20.00 $24.00 $0 $2 $4 $6 $8 $10 $12 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Q1 2022 Organic Acquired Tangible Book Value per Share May 2010 Acquired Granite Community Bank ($100MM assets) September 2011 Acquired Citizens Bank of Northern California ($288MM assets) January 2014 Acquired North Valley Bank ($931MM assets) March 2016 Acquired 3 Branches from BofA ($164MM assets) July 2018 Acquired FNB Bancorp ($1.2B assets) Consistent Growth Investor Presentation | First Quarter 20229 CAGR 5 yrs. 10 yrs. Total Assets 17.4% 14.9% Organic Growth and Disciplined Acquisitions • Asset Dollars in Billions. March 2022 Acquired Valley Republic Bancorp ($1.4B assets)

Merger – Valley Republic Bancorp Investor Presentation | First Quarter 202210 Acquisition & Conversion Completed in March 2022 • Market share source: S&P Global • Acquired balance sheet figures exclude purchase accounting Market Overview • Three full-service branches in Bakersfield and one in Delano, each converted to a Tri Counties Bank branch • One loan production office in Fresno that will be incorporated into existing overlapping Tri Counties Bank facilities • Combined banks rank 4th in Bakersfield deposit market share at 10.87%, with a 5-year CAGR of 21% Financial Highlights • Branch Locations (4) • Loan Production Office (1) FY 2019 FY 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Acq. Total Assets ($M) 939 1,236 1,350 1,366 1,412 1,380 1,368 Gross Loans ($M) 625 849 988 904 886 829 795 PPP Loans ($M) - 177 247 171 120 41 22 Total Deposits ($M) 829 1,084 1,198 1,212 1,254 1,217 1,216 Gross Loans / Deposits (%) 75.4 78.4 82.5 74.6 70.6 68.1 65.4 Net Income ($M) 9.7 12.5 3.7 4.6 3.4 4.7 ROAA (%) 1.13 1.12 1.15 1.34 0.97 1.31 ROATCE (%) 13.3 14.5 15.5 18.5 12.9 17.3 Efficiency Ratio (%) 56.8 47.9 44.2 40.8 46.6 46.0

Loans and Credit Quality 11Investor Presentation | First Quarter 202211

Consistent Loan Growth Investor Presentation | First Quarter 202212 • Q1 2021 increase includes $98MM Jumbo Mortgage pool purchase • End of period balances are presented net of fees and include LHFS. Yields based on average balance and annualized quarterly interest income. • Acquired VRB Loans of $795MM upon 3/25/2022 with a WAR of 4.31%. VRB total includes $21MM of PPP loans. $4,022 $4,111 $4,381 $4,386 $4,407 $4,443 $4,610 $4,711 $4,739 $4,859 $5,796 $423 $426 $327 $361 $240 $151 $61 $57 5.24% 5.44% 5.23% 5.05% 4.78% 5.09% 5.15% 4.86% 4.92% 4.96% 4.69% 3.50% 4.50% 5.50% 6.50% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1-2022 Axis Title Non-PPP PPP Loans Loan Yield Loan Yield Excl PPP

$144 $200 $229 $349 $178 $199 $165 $250 $464 $285 $303 $412 $396 -$118 -$147 -$139 -$210 -$118 -$139 -$131 -$166 -$241 -$192 -$243 -$250 -$225 -$21 $14 -$15 -$14 $6 -$56 -$20 -$47 -$59 $6 -$33 -$47 $4 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Q1-2020 Q2-2020 Q3-2020 Q4-2020 Q1-2021 Q2-2021 Q3-2021 Q4-2021 Q1-2022 Origination Payoffs Balance Change net of Originations and Payoffs Gross Production vs. Payoff Investor Presentation | First Quarter 202213 • Outstanding Principal in Millions, excludes PPP • Includes Q1 2021 increase of $98MM and Q4 2020 increase of $40MM in Jumbo Mortgage pool purchases • $800MM in outstanding at close of Q1-2022 related to VRB Acquisitions ($795MM at acquisition) excluded from the chart TCBK originated nearly $1.5 billion in 2021, compared to nearly $0.8 billion in 2020, while facing headwinds of an increased $372 million in payoffs during 2021. In addition to the nearly $0.8 billion in non-PPP loan originations in 2020, TCBK originated over $0.4 billion in PPP loans. TCBK originated over $0.9 billion in loans in 2019, while facing headwinds of outpacing payoffs in excess of $0.6 billion.

$1,634 $1,558 $716 $637 $819 $765 $669 $641 $272 $186 $362 $331 $242 $222 $227 $187 $62 $71 $243 $136 $19 $33 $165 $12 $62 $89 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 C R E N o n - O w n e r O cc u p ie d C R E - O w n e r O cc u p ie d M u lti fa m ily S F R 1 -4 T e rm C o m m e rc i a l & In d u st ri al S F R H E L O C a n d Ju n io r L ie n s C o n st ru ct i o n A g ric u ltu re & F a rm la n d A u to & O th e r TCBK VRB Diversified Loan Portfolio Investor Presentation | First Quarter 202214 • Dollars in millions, Net Book Value at period end, excludes LHFS; • Auto & other includes Leases; PPP Loans of $57 mln 1Q-2022 and $361 mln 1Q-2021. Commercial & Industrial includes six Municipality Loans for $11.5 mln. CRE Non- Owner Occupied 33% CRE-Owner Occupied 15% Multifamily 15% SFR 1-4 Term 12% Commercial & Industrial 8% SFR HELOC and Junior Liens 6% Construction 5% Agriculture & Farmland 5% Auto & Other 1%

0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% $0 $25 $50 $75 $100 $125 $150 $175 20222021202020192018201720162015201420132012201120102009>2009 Private Balance (MM) Unfunded (MM) WA Rate 3.79% 3.29% 4.01% 4.40%4.45%4.44%4.37%4.30%4.37%4.60% 4.98% 4.47%4.42%4.62% 3.74% $1,914 $1,575 $845 $769 $360 $328 $429 $187 $860 $644 $715 $643 $307 $225 $325 $188 $60 $70 $158 $113 $46 $35 $558 $511 $552 $384 $36 $36 $288 $226 $121 $63 $9 $11 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 1Q-2022 1Q-2021 CRE Non-Owner Occupied Multifamily SFR HELOC and Junior Liens Commercial & Industrial CRE-Owner Occupied SFR 1-4 Term Construction Agriculture & Farmland Auto & Other Outstanding Principal ($MM) Unfunded Commitment ($MM) Unfunded Loan Commitments Investor Presentation | First Quarter 202215 HELOCs – by vintage, with weighted avg. coupon  Outstanding Principal and Commitments exclude unearned fees and discounts/premiums, Leases, DDA Overdraft, and Credit Cards  PPP Excluded from C&I includes for $57 million and $370 million in Outstanding Principal as of Q1 2022 and Q1 2021, respectively.

$85 $51 $54 $59 $37 $28 $29 $11 $12 $81$80 $100 $83 $49 $47 $53 $14 $25 $22 $80 52% 34% 40% 55% 44% 35% 67% 30% 36% 50% 0% 2000% 4000% 6000% 8000% 10000% 12000% 14000% 16000% 18000% 20000% Oil & Gas Extraction Construction Consumer Real Estate Wholesale Finance and Insurance Trans and Warehouse Healthcare Retail Trade Other (13 Categories) Outstanding (mln) Unfunded (mln) C&I Utilization Investor Presentation | First Quarter 202216  Excludes PPP loans; Outstanding Principal excludes unearned fees and discounts/premiums ($ millions) $243 $247 $262 $208 $205 $197 $187 $206 $186 $191 $448 $221 $254 $235 $265 $273 $372 $384 $360 $353 $339 $552 52.4% 49.3% 52.7% 44.0% 42.9% 34.5% 32.7% 36.4% 34.5% 36.0% 44.8% 0% 10% 20% 30% 40% 50% 60% $0 $200 $400 $600 $800 $1,000 $1,200 3Q-2019 4Q-2019 1Q-2020 2Q-2020 3Q-2020 4Q-2020 1Q-2021 2Q-2021 3Q-2021 4Q-2021 1Q-2022 Outstanding Principal ($MM) Unfunded Commitment Utilization • Benefits of the VRB merger include increased actual and potential utilization rate and balance growth • Treasury management service integration is key to most of these relationships C&I Utilization by NAICS Industry: 1Q-2022

$800 $310 $228 $301 $427 $666 $617 4.60% 4.63% 5.00% 4.73% 4.29% 4.17% 3.85% 4.33% 4.66% 4.68% 4.92% 5.07% 5.11% 4.34% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Monthly < 1 Year 1 - 2 Years 2 - 3 Years 3 - 4 Years 4 - 5 Years > 5 Years Variable Loans ($MM) Variable Wtd Avg Rate Variable Wtd Avg Rate if Repriced 3/31/2022 Loan Yield Composition Investor Presentation | First Quarter 202217  Dollars in millions, excludes PPP as well as unearned fees and accretion/amortization therein  Wtd Avg Rate (weighted average rate) as of 3/21/2022 and based upon outstanding principal; Next Reprice signifies either the next scheduled reprice date or maturity. 40% of loans repricing monthly are at floor rates, 99% are benchmarked to Prime Loans repricing or maturing in the next 2-5 present upside in yield as exhibited in the difference between the current spread over index vs. the current rate 72% of variable loans repricing 1-2 yrs. are at rate floors, and 77% are benchmarked to 5 Year Treasury $2,534 Fixed 43% $3,350 Variable 57%

Allowance for Credit Losses Investor Presentation | First Quarter 202218 Drivers of Change under CECL  Purchased Credit Deteriorated (PCD) loans totaled $68.5 million from Valley Republic (VRB) [1]  Continued improvement in Unemployment Rate and low loss experience drive reduce reserve requirements, offset by uncertainty risks in US Policy and Global Economy Total reserve increase of $10.673 million Q1 2022  Gross charge offs $0.743 million  Gross recoveries $1.174 million 1.74% of Total Loans 1.64% of Total Loans [1] Acquired balance reflect unpaid principal at 3/25/2022 and does not include purchase accounting discounts and premiums Scaled to reflect $75MM  Non-PCD loan acquired from Valley Republic of $723 million, additions to ACL equate to 1.50% reserve rate for this population

Allowance for Credit Losses

Allocation of Allowance by Segment

($ Thousands)	CECL Adoption January 1, 2020			December 31, 2021			March 31, 2022		
Allowance for Credit Losses	**Loans (Excl LHFS)**	**ACL Amount**	**ACL % of Loans**	**Loans (Excl LHFS)**	**ACL Amount**	**ACL % of Loans**	**Loans (Excl LHFS)**	**ACL Amount**	**ACL % of Loans**
Commercial real estate:									
CRE non-owner occupied	$ 1,609,556	$ 12,649	0.79%	$ 1,603,141	$ 25,739	1.61%	$ 1,891,021	$ 28,055	1.48%
CRE owner occupied	546,434	4,308	0.79%	706,307	10,691	1.51%	851,434	12,071	1.42%
Multifamily	517,725	5,633	1.09%	823,500	12,395	1.51%	839,918	11,987	1.43%
Farmland	145,067	1,253	0.86%	173,106	2,315	1.34%	250,600	2,879	1.15%
Total commercial real estate loans	$ 2,818,782	$ 23,843	0.85%	$ 3,306,054	$ 51,140	1.55%	$ 3,832,973	$ 54,992	1.43%
Consumer:									
SFR 1-4 1st DT	$ 509,508	$ 4,981	0.98%	$ 666,960	$ 10,723	1.61%	$ 711,389	$ 10,669	1.50%
SFR HELOCs and junior liens	362,886	10,821	2.98%	337,513	10,510	3.11%	362,501	10,843	2.99%
Other	82,656	2,566	3.10%	67,078	2,241	3.34%	62,822	2,340	3.73%
Total consumer loans	$ 955,050	$ 18,368	1.92%	$ 1,071,551	$ 23,474	2.19%	$ 1,136,712	$ 23,852	2.10%
Commercial and industrial	$ 249,791	$ 2,906	1.16%	$ 259,355	$ 3,862	1.49%	$ 500,883	$ 8,869	1.77%
Construction	249,827	4,321	1.73%	222,281	5,667	2.55%	303,960	7,437	2.45%
Agriculture production	32,633	82	0.25%	50,811	1,215	2.39%	69,339	883	1.27%
Leases	1,283	9	0.70%	6,572	18	0.27%	8,108	16	0.20%
Total Loans and ACL	**$ 4,307,366**	**$ 49,529**	**1.15%**	**$ 4,916,624**	**$ 85,376**	**1.74%**	**$ 5,851,975**	**$ 96,049**	**1.64%**
Reserve for Unfunded Loan Commitments		2,775			3,790			3,915	
Allowance for Credit Losses	**$ 4,307,366**	**$ 52,304**	**1.21%**	**$ 4,916,624**	**$ 89,166**	**1.81%**	**$ 5,851,975**	**$ 99,964**	**1.71%**
Discounts on Acquired Loans		33,033			16,107			34,908	
Total ACL Plus Discounts	**$ 4,307,366**	**$ 85,337**	**1.98%**	**$ 4,916,624**	**$ 105,273**	**2.14%**	**$ 5,851,975**	**$ 134,872**	**2.30%**

- Municipal loans included in Commercial and industrial segment within the presented table

19 Investor Presentation | First Quarter 2022 trico bancshares

Risk Grade Migration



% of Loan Portfolio Outstanding, by Risk Grade
1.0%
3.3%
13.6%
82.1%
1.2%
2.9%
11.4%
84.6%
1.2%
2.6%
11.2%
85.0%
1.0%
2.5%
9.3%
87.2%
1.1%
1.6%
7.8%
89.6%
0.8%
2.1%
9.5%
87.6%
4Q-2020
1Q-2021
2Q-2021
3Q-2021
4Q-2021
1Q-2022
Pass
Watch
Special Mention
Substandard

Special Mention (NBV)								
	Q1-2021			Q1-2022			Diff	
Pool	%	(mln)	# Loans	%	(mln)	# Loans	(mln)	# Loans
CRE Non-Owner Occupied	3.9%	$61.2	24	1.9%	$35.3	24	-$25.9	0
CRE-Owner Occupied	2.6%	$16.4	21	2.8%	$23.5	16	$7.1	-5
Multifamily	5.6%	$42.8	7	0.0%	$0.0	0	-$42.8	-7
Agriculture & Farmland	3.4%	$6.4	8	5.2%	$16.9	9	$10.5	1
SFR 1-4 Term	0.8%	$5.3	26	1.3%	$9.6	32	$4.3	6
SFR HELOC and Junior Liens	1.6%	$5.2	97	1.1%	$4.2	85	-$1.0	-12
Commercial & Industrial	1.9%	$3.6	40	1.0%	$4.8	31	$1.2	-9
Construction	0.9%	$2.1	3	8.4%	$25.4	2	$23.3	-1
Auto & Other	1.0%	$0.7	151	1.1%	$1.0	135	$0.3	-16
Grand Total	**3.1%**	**$143.7**	**377**	**2.1%**	**$120.7**	**334**	**-$23.0**	**-43**

Substandard/Doubtful/Loss (NBV)								
	Q1-2021			Q1-2022			Diff	
Pool	%	(mln)	# Loans	%	(mln)	# Loans	(mln)	# Loans
CRE Non-Owner Occupied	0.9%	$13.9	16	0.4%	$8.8	13	-$5.1	-3
CRE-Owner Occupied	1.1%	$6.9	16	0.8%	$7.1	11	$0.3	-5
Multifamily	0.6%	$4.4	1	0.0%	$0.1	1	-$4.2	0
Agriculture & Farmland	4.2%	$8.0	16	5.5%	$18.4	13	$10.4	-3
SFR 1-4 Term	1.3%	$8.3	109	0.9%	$6.5	27	-$1.8	-82
SFR HELOC and Junior Liens	2.4%	$7.8	126	1.2%	$4.5	75	-$3.3	-51
Commercial & Industrial	2.1%	$3.8	65	0.6%	$2.8	63	-$1.0	-2
Construction	2.1%	$4.6	3	0.2%	$0.6	22	-$4.0	19
Auto & Other	0.7%	$0.5	34	0.6%	$0.4	40	-$0.1	6
Grand Total	**1.3%**	**$58.1**	**386**	**0.8%**	**$49.3**	**265**	**-$8.9**	**-121**

- Zero balance in Doubtful and Loss

20 Investor Presentation | First Quarter 2022 trico bancshares

Asset Quality Investor Presentation | First Quarter 202221  Peer group consists of 99 closest peers in terms of asset size, range $4.1-11.5 Billion source: BankRegData.com  NPA and NPL ratios displayed are net of guarantees Coverage Ratio: Allowance as % of Non-Performing Loans NPAs have remained below peers while loss coverage has expanded, first with the adoption of CECL, then through the on-going concerns of the pandemic; resulting in an increase in the coverage ratio throughout 2020. Improved rate of 0.17% due to sale of Non-Performing Assets, paired with rising Total Assets post acquisition. Non-Performing Assets as a % of Total Assets 0.45% 0.32% 0.35% 0.30% 0.28% 0.30% 0.31% 0.33% 0.38% 0.38% 0.42% 0.37% 0.38% 0.17% 0.58% 0.59% 0.61% 0.54% 0.47% 0.73% 0.53% 0.58% 0.75% 0.73% 0.68% 0.64% 0.53% 2018 Q4 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 TCBK Peers 174% 159% 180% 193% 343% 385% 395% 342% 297% 263% 293% 281% 690% 13 1% 12 9% 14 5% 15 6% 13 9% 20 2% 19 1% 17 9% 18 7% 19 4% 19 7% 21 0% 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 TCBK Peers

Deposits 22Investor Presentation | First Quarter 202222

Deposits: Strength in Funding Investor Presentation | First Quarter 202223 Total Deposits = $8.72 billion 98.5% of Funding Liabilities Liability Mix 03/31/2022  Peer group consists of 99 closest peers in terms of asset size, range $4.7-11.5 Billion; source: BankRegData.com  Net Loans includes LHFS and Allowance for Credit Loss; Core Deposits = Total Deposits less CDs > 250k and Brokered Deposits (0.03% Funding Cost) 7 5 .5 7 8 .1 8 0 .6 8 1 .6 8 1 .6 7 6 .9 7 5 .9 7 2 .6 7 1 .8 7 0 .1 6 6 .9 6 6 .0 6 6 .9 0 20 40 60 80 100 120 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Loans to Core Deposits (%) TCBK Peers 3 2 .4 3 3 .3 3 3 .6 3 4 .1 3 4 .9 3 9 .8 3 9 .7 3 9 .7 4 0 .3 4 0 .7 4 0 .7 4 0 .4 4 1 .1 0 10 20 30 40 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Non Interest-bearing Deposits as % of Total Deposits TCBK Peers Non Interest- bearing Demand Deposits, 39.8% Interest-bearing Demand & Savings Deposits, 53.1% Time Deposits, 3.9% Borrowings & Subordinated Debt, 1.5% Other liabilities, 1.7%

Cost of Deposits Noninterest-Bearing Demand - - - - - - - - - - - - - Int-Bearing Demand & Savings 0.18% 0.20% 0.19% 0.19% 0.16% 0.09% 0.06% 0.05% 0.04% 0.04% 0.05% 0.03% 0.04% Time Deposits 1.18% 1.28% 1.39% 1.27% 1.23% 1.09% 0.89% 0.68% 0.64% 0.55% 0.52% 0.45% 0.36% Total Deposits 0.20% 0.22% 0.23% 0.22% 0.19% 0.12% 0.09% 0.07% 0.06% 0.05% 0.05% 0.04% 0.04% Interest-bearing Deposits 0.30% 0.33% 0.34% 0.33% 0.29% 0.20% 0.15% 0.12% 0.10% 0.08% 0.08% 0.06% 0.06% Deposits: Strength in Cost of Funds Investor Presentation | First Quarter 202224  Continued growth in the volume of noninterest- bearing deposits both in terms of dollars and as a percent of total deposits.  Industry leading cost of total deposits, driven by better than peer mix of non- interest-bearing deposits.  Balances presented in millions, end of period $446 $441 $451 $441 $419 $399 $376 $345 $328 $324 $327 $298 $349 $3,223 $3,121 $3,067 $3,094 $3,101 $3,363 $3,446 $3,580 $3,769 $3,824 $3,967 $4,090 $4,783 $1,762 $1,780 $1,777 $1,833 $1,883 $2,487 $2,518 $2,582 $2,767 $2,844 $2,943 $2,980 $3,583 $5,430 $5,342 $5,295 $5,367 $5,403 $6,248 $6,341 $6,506 $6,863 $6,992 $7,237 $7,367 $8,714 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22

Financials 2525 Investor Presentation | First Quarter 2022

Current Operating Metrics Investor Presentation | First Quarter 202226 Net Interest Margin (FTE) PPNR as % of Average Assets Efficiency Ratio ROAA 4.23% 4.22% 4.30% 4.47% 3.96% 3.58% 3.39% 2016 2017 2018 2019 2020 2021 2022 68.7% 65.4% 63.7% 59.7% 58.4% 53.2% 55.9% 51.1% 2016 2017 2018 2019 2020 2021 2022 Adjusted for Merger 1.54% 1.02% 0.89% 1.24% 1.43% 0.91% 1.43% 1.40% 2016 2017 2018 2019 2020 2021 2022 1.88% 1.60% 1.70% 1.73% 1.94% 1.83% 1.91% 1.69% 2016 2017 2018 2019 2020 2021 2022  2022 values QTD through 3/31/2022, annualized  Adjusted for Merger values reflect $4.032 million in merger related expenses incurred in Q1 2022, tax effected for ROAA

Well Capitalized Investor Presentation | First Quarter 202227 Tier 1 Capital Ratio Total Risk Based Capital CET1 Ratio Tangible Common Equity Ratio  2022 values at quarter ended 3/31/2022 13.7% 13.2% 13.7% 14.4% 14.0% 14.2% 13.1% 2016 2017 2018 2019 2020 2021 2022 12.2% 11.7% 12.5% 13.3% 12.9% 13.2% 12.3% 2016 2017 2018 2019 2020 2021 2022 14.8% 14.1% 14.4% 15.1% 15.2% 15.4% 15.0% 2016 2017 2018 2019 2020 2021 2022 9.1% 9.3% 9.5% 10.6% 9.3% 9.2% 8.0% 2016 2017 2018 2019 2020 2021 2022

XYZ Investor Presentation | First Quarter 202228 Pending update – no material change to format